EXHIBIT 10.1

THIRD AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of November 13, 2015, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, the “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3005 Carrington Mill Boulevard, Suite 530, Morrisville, North Carolina 27560 (each a “Lender” and collectively, the “Lenders”), and TRANSENTERIX, INC., a Delaware corporation, TRANSENTERIX SURGICAL, INC., a Delaware corporation, and SAFESTITCH LLC, a Virginia limited liability company, each with offices located at 635 Davis Drive, Suite 300, Morrisville, North Carolina 27560 (individually and collectively, jointly and severally, “Borrower”).

Recitals

A. Collateral Agent, Lenders and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 26, 2014 (as amended from time to time, including but without limitation by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of August 14, 2015 and that certain Consent and Second Amendment to Amended and Restated Loan and Security Agreement dated as of September 18, 2015, the “Loan Agreement”).

B. Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Collateral Agent and Lenders amend the Loan Agreement as more fully set forth herein.

D. Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 7.13 (TransEnterix International). A new Section 7.13 is hereby added to the Loan Agreement as follows:

“7.13 TransEnterix International/Vulcanos Assets. Permit the aggregate value of cash maintained by TransEnterix International and Vulcanos to exceed One Million Dollars ($1,000,000.00) at any time.”

2.2 Section 13.1 (Definitions). Clause (f) of the definition of “Permitted Investments” in Section 13.1 of the Loan Agreement is hereby amended and restated as follows:

“(f) Investments by (i) a Borrower in another Borrower, (ii) by a Borrower in Subsidiaries not a Borrower not to exceed Fifty Thousand Dollars ($50,000.00) in the aggregate in any fiscal year, provided that Borrower may make Investments in Vulcanos (directly or indirectly through TransEnterix International) up to Three Million Dollars ($3,000,000.00) in the aggregate in any fiscal quarter, and (ii) by Subsidiaries not a Borrower in a Borrower.”

3. Limitation of Amendment.

3.1 The amendments set forth in Sections 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Collateral Agent and Lenders on the First Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto and (ii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:
TRANSENTERIX, INC.
By /s/ Joseph P. Slattery

Name: Joseph P. Slattery

Title: Executive VP and CFO

TRANSENTERIX SURGICAL, INC.
By /s/ Joseph P. Slattery

Name: Joseph P. Slattery

Title: Executive VP and CFO

SAFESTITCH LLC
By: TransEnterix, Inc., its sole member
By /s/ Joseph P. Slattery

Name: Joseph P. Slattery

Title: Executive VP and CFO

COLLATERAL AGENT AND LENDER:
OXFORD FINANCE LLC
By /s/ Mark Davis

Name: Mark Davis

Title: Vice President–Finance, Secretary & Treasurer

LENDER:
SILICON VALLEY BANK
By /s/ Patrick Q Scheper

Name: Vice President

Title:

[Signature Page to Third Amendment to Amended and Restated Loan and Security Agreement]